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Exhibit 5.1

March 30, 2022
Hagerty, Inc.
121 Drivers Edge
Traverse City, Michigan 49684

Re:    49,812,619 Shares of Class A Common Stock, par value $0.0001 per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Hagerty, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 49,812,619 shares of Class A Common Stock, par value $0.0001 per share (the “Registered Shares”), of the Company which may be issued under the Hagerty, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) and the Hagerty, Inc. Employee Stock Purchase Plan (together with the 2021 Plan, the “Plans”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, the Plans, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and each Plan and the proposals adopted by the stockholders of the Company relating to the Plans at the Special Meeting of Stockholders on December 1, 2021. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Hagerty, Inc.
March 30, 2022

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP